Exhibit D-3




                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________
                  SECURITIES CERTIFICATE TO THE PENNSYLVANIA PUBLIC
                 ___________________________________________________
                         UTILITY COMMISSION FOR AUTHORIZATION
                         ____________________________________
                  TO ISSUE $200,000,000 OF PROMISSORY NOTES, AND TO
                   ________________________________________________
                           ASSUME THE COSTS AND BENEFITS OF
                           ________________________________
                         CERTAIN DERIVATIVE INSTRUCTIONS, FOR
                         ____________________________________
                            CALENDAR YEARS 1997-1999, AND
                            _____________________________
             APPLICATION FOR APPROVAL OF CREDIT AND DERIVATIVE AGREEMENTS
             ____________________________________________________________

                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                     ___________________________________________
                  SECURITIES CERTIFICATE TO THE PENNSYLVANIA PUBLIC
                  __________________________________________________
                         UTILITY COMMISSION FOR AUTHORIZATION
                         ____________________________________
                  TO ISSUE $200,000,000 OF PROMISSORY NOTES, AND TO
                  _________________________________________________
                           ASSUME THE COSTS AND BENEFITS OF
                           ________________________________
                         CERTAIN DERIVATIVE INSTRUMENTS, FOR
                         ___________________________________
                               CALENDAR YEARS 1997-1999
                               ________________________

                                        BEFORE

                        PENNSYLVANIA PUBLIC UTILITY COMMISSION

          =================================================
          In re:    Securities Certificate of NATIONAL       : Securities
                    FUEL  GAS DISTRIBUTION CORPORATION       : Certificate
                    for    authorization   to  issue and     : No._______
                    sell  promissory  notes in  the          : 1997
                    aggregate  principal  amount  of
                    not  more   than $200,000,000, and
                    to assume the costs  and benefits of
                    certain derivative instruments.
          =================================================


          TO PENNSYLVANIA PUBLIC UTILITY COMMISSION:

               National Fuel Gas Distribution Corporation ("Distribution") files this Securities Certificate and requests the Pennsylvania Public Utility Commission to register such certificate. In support thereof, Distribution represents as follows:

               (1)  The name and  address of the public utility filing this
          Securities  Certificate   is:  National  Fuel   Gas  Distribution
          Corporation, 10 Lafayette Square, Buffalo, New York 14203.

               (2)  The  name  and  address   of  the  General  Counsel  of
          Distribution is: Paula M. Ciprich, 10 Lafayette Square, Buffalo, New York 14203.

               (3) Distribution is a gas corporation duly organized and existing under Section 3 of the Transportation Corporations Law of the State of New York, having its principal business office at 10 Lafayette Square, Buffalo, New York 14203. Distribution provides gas service, and activities incidental thereto, to retail customers located in the western portion of the State of New York, and in the counties of Armstrong, Butler, Cameron, Clarion, Clearfield, Crawford, Elk, Erie, Forest, Jefferson, McKean, Mercer, Venango and Warren, all situated within the Commonwealth of Pennsylvania. Service within the Commonwealth of Pennsylvania is pursuant to a certificate of public convenience, dated August 17, 1973, issued by the Pennsylvania Public Utility Commission and docketed at A-97939.

               Distribution is the successor to Iroquois Gas Corporation, Pennsylvania Gas Company and United Natural Gas Company pursuant to a corporate reorganization effective as of July 1, 1974, which also was approved by the Commission's order dated August 17, 1973, at A-97939.

               In compliance with requirements of the Business Corporation Law (Act of May 5, 1933, P.L. 364, as amended), Distribution secured, from the Commonwealth of Pennsylvania, authority to do business within the Commonwealth of Pennsylvania as foreign corporation. The Application for a Certificate of Authority and the Certificate of Authority are filed among the records of the Secretary of the Commonwealth of Pennsylvania in Volume 73.57, at pages 335 et seq., and in Volume 74.30, at pages 523 et seq.

               Distribution is a wholly-owned subsidiary of National Fuel Gas Company ("National"), a publicly-held corporation with its common stock traded on the New York Stock Exchange. National maintains its principal office at 10 Lafayette Square, Buffalo, New York 14203 and is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. National also holds all the common stock of National Fuel Gas Supply Corporation, Seneca Resources Corporation, Leidy Hub, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc-, National Fuel Resources, Inc. and Horizon Energy Development, Inc. Neither National nor any of its subsidiaries has outstanding preferred stock. Distribution is subject to the regulatory jurisdiction of the Pennsylvania Public Utility Commission ("PaPUC") and the Public Service Commission of the State of New York ("PSC").

               (4)  Distribution is controlled by:

                    (a)  National;

                    (b) through its ownership of all of the outstanding shares of the caoftal stock of Distribution;

                    (c)  to the extent of 100%, and

                    (d)  control is direct.

               (5)  National is the source  of capital for Distribution and
          National meets such capital requirements by issuing securities to the public. Distribution may issue promissory notes, as described herein, to National in order to secure debt capital for purposes explained in Paragraph No. 7, below. The interest rates and the maturity dates of Distribution's promissory notes, as explained below, would be governed by the maturity dates and interest rates of, and if applicable, sinking fund requirements for, debentures or notes that would be issued to the public by National.

               It  is  National's current  intention  to  redeem, at  their maturity, debentures and medium-term notes ("MTN's") issued by National to the holders thereof. Two of National's MTN'S, some of the proceeds of which were lent to Distribution, mature within the next twenty-four months. Accordingly, within the next twenty-four months, National will require Distribution to pay sums due on the promissory notes issued by Distribution to National in exchange for loans from National to Distribution, in connection with Distribution's 6.54% promissory notes due November 5, 1997 and its 5.72% promissory notes due March 1, 1999.

               Distribution has no authority to issue promissory notes after March 31, 1997 and will continue to lack such authority until it receives the necessary PAPUC and PSC orders.

          Distribution is currently seeking such authorization from the PSC, for a twenty-four month period beginning on the day of the PSC order. National, Distribution and certain other subsidiaries of National are authorized by the Securities and Exchange Commission ("SEC') File No. 70-8541, to issue up to $350,000,000 of debentures and/or MTN's in the aggregate, prior to December 31, 1997. The current unused portion of this authorization is $150,000,000. In the summer or fall of 1997, National, along with Distribution and certain other subsidiaries of National, plan to seek further SEC authorization to issue up to $500,000,000 of debentures and/or MTN's in the aggregate. It is currently anticipated that such authorization, if obtained, would include the authorization for National to lend up to $200,000,000 of the proceeds of such issuances to Distribution, and for Distribution to issue promissory notes to National, through December 31, 1999, or for such other period as the parties may request and the SEC may authorize.

               Once requisite orders from the PAPUC and the PSC have been received, the issuance of debentures and/or MTN's by National and promissory notes by Distribution will occur from time-to-time based upon market conditions and Distribution's requirements during the twenty-four month period beginning with the date of the orders. Therefore, Distribution is seeking authorization as part of this Securities Certificate, consistent with such other filings, to issue promissory notes in the principal amount of not more than $200,000,000 for a twenty-four month period beginning with the date of the order.

               The promissory notes that Distribution may issue would have the following characteristics:

               (a)  Title of securities: Promissory Notes.

               (b) Aggregate principal amount of promissory notes will not exceed $200,000,000.

               (c) National may issue debentures or MTN's to the public which may or may not have sinking fund obligations, call provisions and/or other terms, conditions and features, and the proceeds from such public issuance would be the source of cash delivered to Distribution by National in exchange for promissory notes. The actual effective annual interest rate cannot be known until National's debentures or MTN's have been sold to the public.

               Promissory notes which Distribution may issue would bear interest pursuant to the provisions of the Credit Agreement and Promissory Note, filed along with this Security Certificate as Appendix "A." Each promissory note will be dated as of the date of issuance by Distribution and each promissory note will be sold at face value. Interest will be payable at such time as the interest payments on National's debentures or MTN's become due. If National issues sinking fund debentures or MTN'S, each promissory note may have a different maturity date, with such maturity date to be governed by the sinking fund requirements for National's debentures or MTN'S. If National's debentures or MTN's have no sinking fund obligations, the promissory notes will have a final maturity date which is the same as the maturity date of National's debentures or MTN'S.

              The full terms and conditions concerning Distribution's possible borrowings from National are set forth in the Credit Agreement and Promissory Note, filed along with this Securities Certificate. The Credit Agreement between National and Distribution provides, in Paragraph No. 2, in pertinent part, as follows:

                    "Each promissory note shall be dated as of the date of issue and shall bear interest payable at such time as provided for in, and at the effective interest rate or yield to maturity cost rate of, National's debenture or note or other debt issue that provides the proceeds from which Distribution Corporation has borrowed hereunder. Such interest rate or cost shall reflect the actual underwriters' or agents' fees and commissions paid by National. The resulting effective annual interest rate shall be rounded up to the next highest 1/100th of 1%. Each promissory note shall mature at such time as National's corresponding debenture, note or other debt issue matures."

               The promissory notes, if issued, would be subject to prepayment, prior to maturity, under certain circumstances. The Credit Agreement provides in Paragraph No. 4, as follows.

                    "If the debentures, notes or other debt issued by National, or the indenture, supplemental indenture or other documents governing the terms thereof, give National the right or obligation to early redeem all or part of said debentures, notes or other debt, and National exercises that right or obligation, in whole or in part, prior to their maturity, or if National tenders for or otherwise discharges such debentures, notes or other debt prior to their maturity, or modifies the terms thereof, then Distribution Corporation shall prepay to National a principal amount of the note or notes issued hereunder as shall equal the principal amount of such debentures, notes or other debt of National that are early redeemed or discharged, together with accrued interest on the prepaid principal amount of National's debentures, notes or other debt, together with the premium, if any, that is paid in connection with any such redemption or discharge, and together with unrecovered (unamortized) debt issuance discounts and costs, or Distribution Corporation shall agree to make payments to National in accordance with such modified terms, as the case may be."

               The promissory notes, if issued, would not be subject to call, maintenance, Depreciation, sinking fund or other similar provisions, except as recited above.

               Any taxes on the promissory notes will be paid by National.

               There  will be  no  trustee with  regard  to the  promissory
          notes.  (Bank  of  New   York  is  indenture  trustee  respecting
          National's debentures and MTN's.)

               The  Credit   Agreement   and  promissory   notes  will   be
          substantially in the form as set forth in Appendix 'A,' filed along with this Securities Certificate.

               (6) Distribution will issue the promissory notes to National after Distribution and National received all required regulatory approvals with regard to issuance and acquisition of the promissory notes, and after National issues its debentures or MTN's to the public.

               (7) National proposes to redeem, at their maturity, debentures and MTN's issued by National Many of National's MTN'S, some of the proceeds of which were lent to Distribution, mature within the next twenty-four months. At the same time, National Will require Distribution to pay sums due on promissory notes issued by Distribution to National in exchange for loans from National to Distribution, in connection with Distribution's 6.54% promissory notes due November 5. 1997 and its 5.72% promissory notes due March 1, 1999.

               The amounts of the debt issuances by National, and the portions thereof that were lent by National to Distribution, with regard to the above-described debt, are as follows:
                                                                 Related
                                                               Medium-Term
                                                 Amount Lent      Note
                                                      to        Issuance
                                                 Distribution  by National
                                                 ____________  ___________

      6.54% Promissory Notes due 11/05197        $ 7,000,000   $ 50,000,000

      5.72% Promissory Notes due 3/01/99         $50,000,000   $100,000,000


               Distribution, a wholly-owned subsidiary of National, proposes to issue, as part of the financing discussed herein, promissory notes to National, in the principal amount of not more than $200,000,000, applying the proceeds from the sale of such notes to (i) fund, in part, Distribution's construction programs for the calendar years 1997, 1998 and 1999, (ii) use for general corporate purposes, (iii) decrease short-term debt balances incurred to finance previous years' construction programs, and
          (iv) repay notes issued by Distribution to National in exchange for loans from National to Distribution: the 6-54% promissory notes due November 5, 1997 and the 5.72% promissory notes due March 1, 1999.

               Once all requisite orders have been received, the proposed issuance of debentures or MTN's by National and promissory notes by Distribution would occur from time-to-time based upon market conditions and Distribution's requirements during the twenty-four month period beginning with the date of the order. Therefore, Distribution requests that the PAPUC register the Securities Certificate for Distribution's issuance of promissory notes within the twenty-four month time period beginning with the date of the order. If Distribution issues $200,000,000 of promissory notes during such period and wishes to issue more, Distribution will request registration of a new Securities Certificate. Further, Distribution anticipates filing an additional Securities Certificate at approximately the same time as, or shortly after, this Securities Certificate expires.

               As of September 30, 1996, Distribution had $114,000,000 in short-term debt obligations outstanding. Such amount was payable to National (Exhibit C, Sheet 2 of 2). Distribution's estimated cost of constructing plant facilities during the calendar years 1997, 1998 and 1999 amounts to $61,015,000, $57,679,000 and
          $56,391,000, respectively (Exhibit F, Sheet 1 of 1).

               (8) National, pursuant to the Public Utility Holding Company Act of 1935, as amended, has authority from the SEC to issue and sell up to $350,000,000 of Debentures and/or MTN's in the aggregate, prior to December 31, 1997, and to lend up to $250,000,000 of the proceeds thereof to Distribution, among other things. The current unused portion of this authorization is $150,000,000. Refer to Exhibit E, Sheet 1 of 1, for the status of the filing (on Form U-1) with the SEC concerning this financing.

               (9) National and Distribution respectively, may also from time-to-time, enter into and assume the costs and benefits of agreements providing for interest rate swaps, caps, collars and floors (collectively, "derivative instruments"), during the twenty-four month period beginning on the date of the order. The notional amount of such derivative instruments that may be obtained by National, and the costs of which may be assumed by Distribution, shall not exceed $350,000,000 at any one time outstanding.

               National may enter into an interest rate swap agreement with a counterparty, whereby National would pay a fixed interest rate and receive a floating interest rate. Conversely, National may enter into a swap agreement whereby it would pay a floating rate and receive a fixed rate. National may also enter into agreements concerning other derivative instruments in connection with such swaps or its new or existing debt. The purpose of such swaps would be, respectively, to "convert" floating rate interest payments to fixed rate payments, and to "convert" fixed rate interest payments to floating rate payments.

               See the Derivative Agreement (Appendix 'B'), filed along with this Securities Certificate, for the form of agreement to be used in the event National enters into, and Distribution assumes the costs and benefits of, agreements concerning such derivative instruments. See Exhibit E, Sheet 1 of 1, as it refers to a more detailed description of the purposes for which National and Distribution may enter into such arrangements, as well as several examples of how such transactions work.

               Note that Distribution is not, through this Securities Certificate, seeking the recovery in rates of the costs associated with such derivative instruments. Distribution is only hereby requesting authorization to assume the costs and benefits of such derivative agreements.

               (10) Appendix   "A"  and  Appendix   "B"  hereto  constitute
          affiliated   interest  agreements.   These  agreements   have  no
          expiration date.

               (11) Distribution requests a waiver of the general provision requiring that financial statements be filed relating to periods ending no more than ninety days prior to the date of filing.

               (12) The following exhibits are appended hereto and are made a part hereof:

                    A. Balance Sheet of National Fuel Gas Distribution Corporation at September 30, 1996.

                    B. Statement of Income and Earned Surplus of National Fuel Gas Distribution Corporation for the Twelve Months Ended September 30, 1996.

                    C.   Statement  Showing Status  of the  Funded Debt  of
                         National Fuel Gas Distribution Corporation at September 30, 1996.

                    D.   Statement  Showing  Status of  Outstanding Capital
                         Stock   of   National   Fuel    Gas   Distribution
                         Corporation at September 30, 1996.

                    E. Statement regarding the Securities and Exchange Commission Order with Respect to the Possible Increase of Indebtedness.

                    F. Statement of Funds Required and Source of Funds by National Fuel Gas Distribution Corporation for the Twelve Month Periods ended December 31, 1997, 1998 and 1999.

               WHEREFORE, Distribution respectfully requests the Pennsylvania Public Utility Commission to register this Securities Certificate, by April 30, 1997 pursuant to Article VI of the Public Utility Law, as amended.

                              NATIONAL FUEL GAS DISTRIBUTION CORPORATION


                              By        /s/ Joseph P. Pawlowski
                                -------------------------------------------
                                             Joseph P. Pawlowski
                                      Sr. Vice President and Treasurer

                                      AFFIDAVIT




               Joseph P. Pawlowski, being duly sworn according to Law, deposes and says: that he is the Senior Vice President and Treasurer of National Fuel Gas Distribution Corporation; that he is authorized to and does make this affidavit for it; and that the facts set forth above are true and correct.



                                                /s/ Joseph P. Pawlowski
                                                --------------------------
                                                    Joseph P. Pawlowski





          Sworn and subscribed before
          me this  31st  day of March, 1997



             /s/ Paula Ann Dubreville
             ---------------------------
                  Notary Public

                                                               EXHIBIT A
                                                               Sheet 1 of 2


                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      -----------------------------------------
                                    BALANCE SHEET
                                    -------------
                                AT SEPTEMBER 30, 1996
                                ---------------------


          Assets and Other Debits
          -----------------------

      Utility Plant
      -------------
        Utility Plant (101-107, 114, 117, 118.1, 118.2,
          120)                                               $1,138,852,743
        Less:  Accumulated Provision for Depreciation,
          Amortization and Depletion (108-113, 115,            (283,771,333)
          119.1, 119.2, 120.5)                               --------------
                                                                855,081,410
             Total Net Utility Plant                         --------------

     Other Property and Investments
     ------------------------------
        Non-Utility Property (121)                                   82,344
        Less:  Accumulated Provision for Depreciation
          and Amortization (122)                                     (2,207)
        Other Investments (124)                                       1,088
                                                                  9,104,916
        Other Special Funds (128)                            --------------
                                                                  9,186,141
          Total Other Property and Investments               --------------


     Current and Accrued Assets
     --------------------------
        Cash (131)                                                3,380,521
        Working Funds (135)                                         658,800
        Accounts Receivable (142, 143)                           71,730,793
        Less:  Accumulated Provision for Uncollectible
          Accounts (144)                                         (6,708,329)
        Accounts Receivable from Associated Companies
          (146)                                                   9,127,317
        Materials and Supplies (150)                              7,702,569
        Gas Stored Underground-Current (164.1)                   34,727,086
        Prepayments (165)                                        17,539,466
        Interest and Dividends Receivable (171)                     163,660
                                                                 20,777,555
        Accrued Utility Revenues (173)                       --------------
                                                                159,099,438
          Total Current and Accrued Assets                   --------------


     Deferred Debits
     ---------------
        Preliminary Survey and Investigation Charges
          (183)                                                     213,429
        Clearing Accounts (184)                                    (731,270)
        Miscellaneous Deferred Debits (186, 182.3)              140,315,840
        Investment in Research and Development (188)                 59,239
                                                                     31,005
        Accumulated Deferred Income Taxes (190)              --------------
                                                                139,888,243
          Total Deferred Debits                              --------------

                                                             $1,163,255,232
          Total Assets and Other Debits                      ==============

                                                                EXHIBIT A
                                                                Sheet 2 of 2

                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      ------------------------------------------
                                    BALANCE SHEET
                                    -------------
                                AT SEPTEMBER 30, 1996
                                ---------------------


     Liabilities and Other Credits
     -----------------------------

     Proprietary Capital
     -------------------
        Common Stock Issued (201)                          $     59,170,600
        Premium on Capital Stock (207)                               68,500
        Other Paid-In Capital (208-211)                         121,599,684
                                                                219,745,767
        Retained Earnings (215, 216)                         --------------
                                                                400,584,551
          Total Proprietary Capital                          --------------


     Long-Term Debt
     --------------
        Advances from Associated Companies (223)                326,000,000
                                                                    430,285
        Other Long-Term Debt (224)                           --------------
                                                                326,430,285
          Total Long-Term Debt                               --------------


     Current and Accrued Liabilities
     -------------------------------
        Accounts Payable (232)                                   39,147,736
        Notes Payable to Associated Companies (233)             114,000,000
        Accounts Payable to Associated Companies (234)           13,539,610
        Customer Deposits (235)                                   4,287,077
        Taxes Accrued (236)                                      11,327,244
        Interest Accrued (237)                                      (27,059)
        Dividends Declared (238)                                  9,106,000
        Tax Collections Payable (241)                             1,482,568
        Miscellaneous Current and Accrued Liabilities            26,627,879
          (242)                                              --------------
                                                                219,491,055
        Total Current and Accrued Liabilities                --------------


     Deferred Credits
     ----------------
        Customer Advances for Construction (252)                  1,643,713
        Other Deferred Credits (253, 254)                        44,272,249
        Accumulated Deferred Investment Tax Credits
          (255)                                                  12,310,895
        Accumulated Deferred Income Taxes - Liberalized
          Depreciation (282)                                     84,032,749
                                                                 64,155,063
        Accumulated Deferred Income Taxes-Other (283)        --------------
                                                                206,414,669
          Total Deferred Credits                             --------------


     Operating Reserves
     ------------------
        Injury and Damages and OPEB and Pension
          Reserves (262)                                          4,664,940
                                                                  5,669,732
        Pensions and Benefits Reserves (263)                 --------------
                                                                 10,334,672
          Total Operating Reserves                           --------------

                                                             $1,163,255,232
        Total Liabilities and Other Credits                  ==============

                                                               EXHIBIT B
                                                               Sheet 1 of 2


                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                     ___________________________________________
                                   INCOME STATEMENT
                                   ________________
                    FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                   ________________________________________________



          Utility Operating
          _________________

             Operating Revenues (400)                         $954,325,687
             ________________________                         ____________


             Operating Expenses
             __________________
                Operating Expense (401)                        702,774,493
                Maintenance Expense (402)                       17,878,602
                Depreciation Expense (403)                      31,491,117
                Taxes Other Than Income Taxes (408.1)           85,947,339
                Income Taxes (409.1, 410.1, 411.1, 411.4,       32,013,962
                   411.8)                                      ___________
                       Total Operating Expenses                870,105,513
                                                               ___________

                       Total Utility Operating Income           84,220,174
                                                                __________


             Other Income
             ____________
                Income from Merchandising, Jobbing and
                   Contract Work (415, 416)                         45,979
                Nonoperating Rental Income (418)                     2,100
                Interest and Dividend Income (419)                 314,276
                Allowance for Funds Used During Construction       278,126
                  (419.1)
                Miscellaneous Nonoperating Income (421)             10,869
                                                                   _______
                       Total Other Income                          651,350
                                                                  ________


             Other Income Deductions
             _______________________
                Loss on Disposition of Property (421.2)                676
                Miscellaneous Income Deductions (426)              961,800
                                                                  ________

                       Total Other Income Deductions               962,476
                                                                  ________

             Taxes Other Income and Deductions
             _________________________________
                Taxes Other Than Income Taxes (408.2)               14,540
                Income Taxes (409.2, 410.2, 411.2, 411.5,         (784,981)
                  420)                                            _________
                       Total Taxes-Other Income and               (770,441)
                         Deductions                               _________

                       Net Other Income and Deductions             459,315
                                                                  ________

             Interest Charges
             ________________
                Amortization of Debt Discount and Expense        1,495,443
                  (428)
                Interest on Debt to Associated Companies        26,794,751
                  (430)
                Other Interest Expense (431)                     5,154,194
                                                                __________
                       Total Interest Charges                   33,444,388
                                                                __________

             Net Income                                        $51,235,101
             __________                                        ===========

                                                               EXHIBIT B
                                                               Sheet 2 of 2





                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________
                             STATEMENT OF EARNED SURPLUS
                             ___________________________
                    FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                   _______________________________________________



             Unappropriated Earned Surplus at September 30,      $204,934,666
             1995 (216)

             Balance Transferred from Income (433)                 51,235,101


             Dividends Declared - Common Stock (483)              (36,424,000)
                                                                  ___________


             Unappropriated Earned Surplus at September 30,      $219,745,767
             1996 (216)                                          ============

                                                               EXHIBIT C
                                                               Sheet 1 of 2


                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________

                     STATEMENT SHOWING STATUS OF THE FUNDED DEBT
                      __________________________________________
                                AT SEPTEMBER 30, 1996
                                _____________________



     (g)   Advances from Associated Companies
           ----------------------------------

                        Interest
     Name &           --------------
     Description             Date       Dtae of
     of Obligation    Rate   Payable    Maturity      Amount        Held By
     -------------    ----   -------    --------      ------     -------------
     Promissory
     Note #92-1       7.99%  02/01 &   02/01/2004  $100,000,000  National Fuel
                               08/01                              Gas Company

     Promissory
     Note #92-5       6.54%  05/01 &   11/05/1997     7,000,000  National Fuel
                               11/01                              Gas Company

     Promissory
     Note #93-1       6.71%  05/01 &   02/04/2000    50,000,000  National Fuel
                               11/01                              Gas Company

     Promissory
     Note #93-2       7.46%  05/01 &   03/30/2023    49,000,000  National Fuel
                               11/01                              Gas Company

     Promissory
     Note #94-1       8.55%  08/01 &   07/15/2024    20,000,000  National Fuel
                               02/01                              Gas Company

     Promissory
     Note #95-1       7.50%  02/01 &   06/13/2025    50,000,000  National Fuel
                               08/01                              Gas Company

     Promissory
     Note #96-1       5.72%  02/01 &   03/01/1999    50,000,000  National Fuel
                               08/01                 ----------   Gas Company

                                                   $326,000,000
                                                   ============

                                                               EXHIBIT C
                                                               Sheet 2 of 2




                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________
                     STATEMENT SHOWING STATUS OF THE FUNDED DEBT
                     ___________________________________________
                                AT SEPTEMBER 30, 1996
                                _____________________



     (h)  Advances from Associated Companies
          ----------------------------------
                            Interest
          Name &         --------------
          Description             Date     Date of
          of Obligation  Rate    Payable   Maturity   Amount       Held By
          -------------  ----    -------   --------   ------     -------------

          Notes
          Payable        5.60%*  Monthly     N/A   $114,000,000  National Fuel
                                                                 Gas Company




         *  Represents Weighted Average Interest Rate at September 30, 1996.

                                                              EXHIBIT D
                                                              Sheet 1 of 1




                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________
                STATEMENT SHOWING STATUS OF OUTSTANDING CAPITAL STOCK
               ________________________________________________________
                                AT SEPTEMBER 30, 1996
                                _____________________



     ------------------------------------------

     Designation
     of Kind        No. Of Shares  Par Value
     and Class      Authorized     Per Share
     (a)            (b)            (c)
     ------------   -------------  ------------

     Common         2,000          No Par Value

     Preferred      None           None
     ------------   -------------  ------------

     Totals         2,000          2,000

     -------------  -------------  -------------


     --------------------------------------------------------------------------
               Total Par Value, or Number of
               Shares if Without Par Value
     --------------------------------------------------------

                                            Held by the Public Utility
                                 ----------------------------------------------

                                                              Stated Book Value
               Number of Shares                                 of Outstanding
                 Outstanding                            In      Stock Having No
                     of           Reacquired          Sinking   Par Value as of
     Amount    (not held by the  and Held in          or Other      Date of
     Amortized  Public Utility)   Treasury   Pledged   Funds     Balance Sheet
        (d)         (e)             (f)        (g)      (h)          (j)
     --------------------------------------------------------------------------

     2,000         2,000           None       None      None       $59,170,600

     None          None            None       None      None            -0-
     --------------------------------------------------------------------------

     2,000         2,000           None       None      None       $59,170,600
     --------------------------------------------------------------------------

     Note:     All shares outstanding are issued to National Fuel Gas Company.

                                                            EXHIBIT E
                                                            Sheet 1 of 1



                              NATIONAL FUEL GAS COMPANY
                              _________________________
                                 STATEMENT REGARDING
                                 ___________________
                  THE SECURITIES AND EXCHANGE COMMISSION ORDER WITH
                  __________________________________________________
                   RESPECT TO THE PROPOSED INCREASE OF INDEBTEDNESS
                   _______________________________________________
                 AND THE PROPOSED ISSUANCE OF DERIVATIVE INSTRUMENTS
                 ____________________________________________________





          An Application-Declaration of Form U-1, as amended  (File No. 70-
          8541), filed with the Securities and Exchange Commission ("SEC") by National Fuel Gas Company and National Fuel Gas Distribution Corporation, was included with Case No. S-00950489.

          In the above file, the SEC has granted authorization (i) permitting National to issue up to $350 million of indebtedness, and to loan up to $250 million of such amounts to Distribution ($150 million of such authorization currently remains outstanding), and (ii) permitting National to enter into derivative instruments having an aggregate notional amount of up to $350 million at any one time outstanding, and permitting Distribution to assume the costs and benefits thereof.

                                                            EXHIBIT F
                                                            Sheet 1 of 1




                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________
                   STATEMENT OF FUNDS REQUIRED AND SOURCE OF FUNDS
                    ______________________________________________
                     TO MEET PROPOSED FINANCING FOR THE PERIODS
                      __________________________________________
                  JANUARY 1 THROUGH DECEMBER 31, 1997, 1998 AND 1999
                 ___________________________________________________





                                                    1997             1998
                                                    ----             ----
     FUNDS REQUIRED
     --------------

       Construction Expenditures                $ 61,015,000     $  57,679,000

       Other Long-Term Debt                           36,000            40,000

       Notes Payable-Associated Companies
         Note Maturing 11/05/97 (6.54%)            7,000,000                -
         Note Maturing 3/01/99 (5.72%)                     -                -

       Payment and Discharge of Short-Term
         Notes Payable Associated Companies      102,815,000        70,312,000
                                                ------------      ------------

               Total Funds Required             $170,866,000      $128,031,000
                                                ============      ============



     SOURCE OF FUNDS
     ---------------
       Depreciation Accruals                    $ 34,905,000      $ 36,564,000
       Deferred Taxes                              4,446,000         1,607,000
       Salvage Less Cost of Removal               (2,218,000)       (2,285,000)
       Net Income and Treasury Funds              33,733,000        42,145,000
       Financing 1997                            100,000,000                 -
       Financing 1998                                      -        50,000,000
       Financing 1999                                      -                 -
                                                ------------      ------------

               Total Sources of Funds           $170,866,000      $128,031,000
                                                ============      ============




                                                    1999
                                                    ----
     FUNDS REQUIRED
     --------------

       Construction Expenditures                $ 56,391,000

       Other Long-Term Debt                           43,000

       Notes Payable-Associated Companies
         Note Maturing 11/05/97 (6.54%)                    -
         Note Maturing 3/01/99 (5.72%)            50,000,000

       Payment and Discharge of Short-Term
         Notes Payable Associated Companies       13,100,000
                                                ------------

               Total Funds Required             $119,534,000
                                                ============



     SOURCE OF FUNDS
     ---------------
       Depreciation Accruals                    $ 38,190,000
       Deferred Taxes                              2,987,000
       Salvage Less Cost of Removal               (2,353,000)
       Net Income and Treasury Funds              30,710,000
       Financing 1997                                      -
       Financing 1998                                      -
       Financing 1999                             50,000,000
                                                ------------

               Total Sources of Funds           $119,534,000
                                                ============

                               APPLICATION FOR APPROVAL
                               ________________________
                     OF CREDIT AND DERIVATIVE AGREEMENTS BETWEEN
                     ___________________________________________
                      NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                      __________________________________________
                            AND NATIONAL FUEL GAS COMPANY
                            ______________________________

                                        BEFORE
                                        ------
                        PENNSYLVANIA PUBLIC UTILITY COMMISSION
                        --------------------------------------

          ================================================================
          Application for Approval of Credit and Derivative Agreements between National Fuel Gas Distribution Corporation and National Fuel Gas Company
          ================================================================





                               APPLICATION FOR APPROVAL
                              _________________________
                     OF CREDIT AND DERIVATIVE AGREEMENTS BETWEEN
                     ___________________________________________
                                 AFFILIATED INTERESTS
                                 ____________________


               National Fuel Gas Distribution Corporation ("Distribution") files this Application pursuant to Section 2102 of the Public Utility Code, 66 Pa.C.S.A. Section 2102, and requests the Pennsylvania Public Utility Commission ("Commission") to enter an order approving the proposed Credit Agreement and Derivative Agreement between Distribution and National Fuel Gas Company
          ("National") that are attached hereto as Appendix "A" and "B" respectively. In support of this Application, Distribution represents as follows:

               1. Distribution is a public utility providing gas service to customers located in fourteen counties in northwestern Pennsylvania and in portions of New York. Distribution is subject to the regulatory jurisdiction of the Commission.

               2. National is a corporation organized and existing under the laws of the State of New Jersey. National owns 100% of the voting securities of Distribution. Distribution and National are affiliated interests as defined by Section 2101 of the Public Utility Code, 66 Pa.C.S.A. Section 2101.

               3. National also owns 100% of the voting securities of National Fuel Gas Supply Corporation, Seneca Resources Corporation, Leidy Hub, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc., National Fuel Resources, Inc., and Horizon Energy Development, Inc. National is a registered public utility holding company under the Public Utility Holding Act of 1935, as amended. National's stock is publicly traded on the New York Stock Exchange.

               4. National is able to issue debentures and medium-term notes at lower cost, including lower interest rates, than could be obtained by Distribution. Accordingly, National provides Distribution with all of its debt capital.

               5.   In   order  to   meet  the   capital  requirements   of
          Distribution and National's other subsidiaries, National may from time-to-time issue and sell debentures and/or medium-term notes (MTN's). National may also enter into or terminate interest rate swaps, caps, collars and floors from time-to-time, and pass through the costs and benefits thereof to Distribution, in order to limit or define interest rate risk, or change the character or terms of new and existing long-term debt. National is authorized by the Securities and Exchange Commission ("SEC") File No. 70-8541, to issue up to $350,000,000 of debentures and/or MTN's in the aggregate, to lend up to $250,000,000 of the proceeds thereof to Distribution in exchange for promissory notes, and to enter into agreements respecting interest rate swaps, caps, collars and floors in aggregate notional amounts of up to $350,000,000 at any one time outstanding. This authority expires on December 31,1997. The current unused portion of the SEC authority related to indebtedness is $150,000,000. In the summer or fall of 1997, National, along with Distribution and certain other subsidiaries of National, plan to seek further SEC authorization to issue up to $500,000,000 of debentures and/or MTN's in the aggregate, and to enter into agreements concerning interest rate swaps, caps, collars and floors, in aggregate principal amounts not to exceed

          $500,000,000 at any one time outstanding. It is currently anticipated that such authorization, if obtained, would include the authorization for National to lend up to $200,000,000 of the proceeds of such issuances to Distribution and for Distribution to issue promissory notes to National, through December 31, 1999, or for such other period as the parties may request and the SEC may authorize. Therefore, National will lend to Distribution up to $200,000,000 of funds obtained by National from the issue and sale of its debentures and/or MTN's, and will pass on to
          Distribution the costs and benefits of up to $350,000,000 notional amount of such swaps and other derivative instruments.

               Refer to Exhibit E, Sheet 1 of 1, attached to the Securities Certificate for information regarding SEC File No. 70-8541 concerning the financing that is the subject of this Application.

               Once all  requisite orders have been  received, the proposed issuance of debentures and/or MTN's by National and promissory notes by Distribution, and the proposed entry into agreements concerning interest rate swaps and other derivative instruments, may occur from time-to-time based upon favorable market conditions and Distribution's requirements during the twenty-four month period beginning with the date of the order hereby sought from the Commission.

               6. The full terms of such borrowings and the form of the promissory notes that may be issued by Distribution to National are provided in the proposed "Credit Agreement", between Distribution and National, that is attached to this Application as Appendix "A". If National enters into agreements concerning interest rate swaps or other derivative instruments, and if Distribution agrees to assume the costs and benefits thereof, the terms thereof and the form of such agreement are set forth herein as Appendix "B". Appendix "A" and Appendix "B" hereto constitute affiliated interest agreements. These agreements have no expiration dates.

               7. Promissory notes, if any, will bear interest pursuant to the provisions of the Credit Agreement. Interest would be payable as set forth in the documents applicable to National's issue and sale of MTN's or debentures. Each of Distribution's promissory notes may have a different maturity date, with such maturity date to be governed by sinking fund and maturity requirements for National's debentures or MTN's, or by the maturity dates of such debentures or MTN's if there are no sinking fund obligations. The full terms and conditions concerning Distribution's possible borrowings from National are set forth in or incorporated into the Credit Agreement and in the form of promissory notes attached hereto as Appendix "A". The Credit Agreement (Appendix "A") between National and Distribution provides, in Paragraph No. 2, in pertinent part as follows:

               "Each promissory note shall be dated as of the date of issue and shall bear interest payable at such time as provided for in, and at the effective interest rate or yield to maturity cost rate of, National's debenture or note or other debt issue that provides the proceeds from which Distribution Corporation has borrowed hereunder. Such interest rate or cost shall reflect the actual underwriters' or agents' fees and commissions, paid by National. The resulting effective annual interest rate shall be rounded up to the next highest 1/100th of 1%. Each promissory note shall mature at such time as National's corresponding debenture, note or other debt issue matures."

               The promissory notes, if issued, would be subject to prepayment, prior to maturity, under certain circumstances. The Credit Agreement (Appendix "A") provides in Paragraph No. 4 as follows:

               "If the debentures, notes or other debt issued by National, or the indenture, supplemental indenture or other documents governing the terms thereof, give National the right or obligation to early redeem all or part of said debentures, notes or other debt, and National exercises that right or obligation, in whole or in part, prior to their maturity, or if National tenders for or otherwise discharges such debentures, notes or other debt prior to their maturity, or modifies the terms thereof, then Distribution Corporation shall prepay to National a principal amount of the note or notes issued hereunder as shall equal the principal amount of such debentures, notes or other debt of National that are early redeemed or discharged, together with accrued interest on the prepaid principal amount of National's debentures, notes or other debt, together with the premium, if any, that is paid in connection with any such redemption or discharge, and together with unrecovered (unamortized) debt issuance discounts and costs, or Distribution Corporation shall agree to make payments to National in accordance with such modified terms, as the case may be."

               The promissory notes, if issued, would not be subject to call, maintenance, depreciation, sinking fund or other similar provisions, except as described herein.

               WHEREFORE, Distribution requests that the Pennsylvania Public Utility Commission enter an order approving the Credit Agreement and Derivative Agreement attached hereto as Appendices "A" and "B" respectively.

                                  Respectfully submitted,

                                  NATIONAL FUEL GAS
                                  DISTRIBUTION CORPORATION

                                       /s/ Joseph P. Pawlowski
                                  ________________________________
                                         Joseph P. Pawlowski
                                  Sr. Vice President and Treasurer

                                  APPENDIX "A"




     Attached is the Credit Agreement and Note, Sheets 1 through 3.

                                                       Sheet 1 of 3



                                   CREDIT AGREEMENT

               THIS AGREEMENT dated                        ; by and between
          NATIONAL FUEL GAS COMPANY (hereinafter called "National"), a New Jersey corporation, and NATIONAL FUEL GAS DISTRIBUTION CORPORATION (hereinafter called "Distribution Corporation"), a New York corporation and a wholly owned subsidiary of National.


                                 W I T N E S S E T H:

               1. In order to provide funds to Distribution Corporation for working capital and its construction program, and other lawful purposes, National agrees to extend credit to Distribution Corporation from time-to-time, upon mutual consent and upon the further terms and conditions set forth in this Agreement.

               2. Each borrowing made hereunder shall be made against delivery by Distribution Corporation to National of Distribution Corporation's promissory note to evidence the amount borrowed each time. Each promissory note shall be dated as of the date of issue and shall bear interest payable at such time as provided for in, and at the effective interest rate or yield to maturity cost rate of, National's debenture or note or other debt issue that provides the proceeds from which Distribution Corporation has borrowed hereunder. Such interest rate or cost shall reflect the actual underwriters' or agents' fees and commissions paid by National. The resulting effective annual interest rate shall be rounded up to the next highest 1/100th of 1%. Each promissory note shall mature at such time as National's corresponding debenture, note or other debt issue matures.

               3. It is agreed that if a default occurs with respect to the punctual payment of any principal or interest due under this, or any other agreement or note of Distribution Corporation, or if Distribution Corporation makes an assignment for the benefit of creditors or files a petition in bankruptcy or is adjudicated insolvent or bankrupt, or if there is commenced against Distribution Corporation any such proceeding, then the entire amount of the principal and interest on all of the notes issued under this Agreement may be declared by National to be forthwith due and payable.

               4. If the debentures, notes or other debt issued by National, or the indenture, supplemental indenture or other documents governing the terms thereof, give National the right or obligation to early redeem all or part of said debentures, notes or other debt, and National exercises that right or obligation in whole or in part, prior to their maturity, or if National tenders for or otherwise discharges such debentures, notes or other debt prior to their maturity, or modifies the terms thereof, then Distribution Corporation shall prepay to National a principal amount of the note or notes issued hereunder as shall equal the principal amount of such debentures, notes or other debt of National that are early redeemed or discharged, together with accrued interest on the prepaid principal amount of National's debentures, notes or other debt, together with the premium, if any, that is paid in connection with any such redemption or discharge, and together with unrecovered (unamortized) debt issuance discounts and costs, or Distribution Corporation shall agree to make payments to National in accordance with such modified terms, as the case may be.

               5.   This  Agreement shall  become effective  when approvals
          have  been  obtained  from  the  regulatory  commissions   having
          jurisdiction over this Agreement.

                                                       Sheet 2 of 3


               6. This Agreement shall be binding upon the successors and assigns of the parties hereto. This Agreement shall be construed and enforced under and in accordance with the laws of the state of New York. This Agreement may be executed in counterparts, each one of which, when fully executed, shall be deemed to have the same dignity, force and effect as the original.

               IN WITNESS WHEREOF, the parties hereto have caused their authorized officers to execute this Agreement and to have their corporate seals affixed and attested the day and year first above written.


          ATTEST:                            NATIONAL FUEL GAS COMPANY




          _______________________             ___________________________
                Secretary                            President




          ATTEST:                            NATIONAL FUEL GAS DISTRIBUTION
                                                   CORPORATION



          _______________________             __________________________
                Secretary                            President

                                                            Sheet 3 of 3


                          Distribution Corporation Note No.



          $                            ,

               For value received, the undersigned NATIONAL FUEL GAS DISTRIBUTION CORPORATION, a New York corporation (hereinafter called "Distribution Corporation"), hereby promises to pay on or
          before                 to NATIONAL FUEL GAS COMPANY, a New Jersey
          corporation (hereinafter called "National"), or to its order, at its offices, 10 Lafayette Square, Buffalo, New York, in lawful money of the United States, the principal sum of

                                    ***
                                                    ***

          and to pay  interest on said principal sum  or any unpaid balance
          thereof semiannually on the 1st day of           ________________
          and _____ in each year at said office, in like money, from the date hereof until this note shall become due or shall be paid in full at the rate of __ % per annum*.

               This note is one of the notes of Distribution Corporation mentioned in a Credit Agreement dated ___________________________ by and between Distribution Corporation and National providing for the issuance of promissory notes by Distribution Corporation to National to provide funds for Distribution Corporation as described in and subject to the terms of said Credit Agreement.

               Upon the occurrence of an event described in Paragraph 3 or 4 in said Credit Agreement, the principal of this note and the interest due thereon, or part thereof, may be declared by National to be forthwith due and payable, without necessity of demand, notice, presentment or protest.


                                        NATIONAL FUEL GAS DISTRIBUTION
                                                 CORPORATION

                                        ______________________________
                                                   President



                                        ______________________________
                                         Vice President and Controller






          *Rate and maturity as provided
           in Paragraph 2 of Credit Agreement
           dated

                               APPENDIX "B"


     Attached is the Derivative Agreement, Sheets 1 and 2.

                                                              Sheet 1 of 2

                             FORM OF DERIVATIVE AGREEMENT


               THIS AGREEMENT ("Agreement") dated  as of                  ;
          is entered into by and between NATIONAL FUEL GAS COMPANY (hereinafter called "National"), a New Jersey corporation, and NATIONAL FUEL GAS DISTRIBUTION CORPORATION (hereinafter called "Distribution Corporation"), a New York corporation and a subsidiary of National.

                                 W I T N E S S E T H:

               1. If National from time-to-time enters into agreements concerning interest rate swaps, caps, collars, and/or floors (hereinafter called "derivative instruments"), with banks or other financial institutions (hereinafter called "counterparties") and Distribution Corporation desires to obtain the benefits and pay the costs thereof, this Agreement, together with any attachments as may be necessary to further describe the terms of such derivative instruments and the allocation of such costs and benefits, shall govern the terms of such arrangements.

               2.(a) If National desires to enter into, and Distribution Corporation desires to assume the costs and benefits of, an interest rate swap whereby National makes fixed rate payments to, and receives floating rate payments from, a counterparty, in lieu of: (i) National's issuance of long-term debt and liquidation of short-term debt, (ii) National's lending of the proceeds from such issuance of long-term debt to Distribution Corporation, (iii) Distribution Corporation's liquidation of short-term debt, and (iv) Distribution Corporation's issuance of a promissory note to National, National shall pay to Distribution Corporation any amounts received by National from the counterparty in connection with such swap, and Distribution Corporation shall pay to National any amounts that National must pay to the counterparty in connection with such swap.

               (b) If National desires to enter into, and Distribution Corporation desires to assume the costs and benefits of, agreements that provide for caps, collars or floors in connection with such swap, National shall pay to Distribution Corporation any amounts received by it from the counterparty in connection therewith, and Distribution Corporation shall pay to National any amounts that National must pay the counterparty in connection therewith.

               3. If transactions as are described in Paragraph 2 occur, Distribution Corporation shall continue to pay interest on its underlying short-term debt.

               4. (a) If National desires to enter into, and Distribution Corporation desires to assume the costs and benefits of, an interest rate swap whereby National makes floating rate payments to, and receives fixed rate payments from, a counterparty, in order to effectively convert, in whole or in
          part,  National's   existing  fixed  rate  interest  payments  to
          floating rate payments, and likewise convert Distribution Corporation's payments pursuant to its promissory note to National, National shall pay to Distribution Corporation any amounts received by National from the counterparty pursuant to such swap, and Distribution Corporation shall pay to National any amounts that National must pay to the counterparty in connection with such swap.

               (b) If the payments under the interest rate swap are netted, National shall pay to Distribution Corporation, or Distribution Corporation shall pay to National any amount that National shall receive from or pay to the counterparty in connection with such swap, as the case may be. If National enters into agreements that provide for caps, collars or floors in connection with such swap, the provisions set forth in paragraph 2(b) concerning this matter shall apply.

                                                       Sheet 2 of 2


               5. If National desires to enter into, and Distribution Corporation desires to assume the costs and benefits of, agreements that provide for caps, collars or floors in connection with existing floating rate medium-term notes or debentures or short-term debt of National, the proceeds of which have been loaned to Distribution Corporation, the provisions set forth in paragraph 2(b) shall apply.

               6. If National terminates or "unwinds" one of the above-described derivative instruments, and either makes or receives payments, or assumes or receives other obligations or benefits in connection therewith, National shall pay to Distribution Corporation any such receipts, and Distribution Corporation shall reimburse National for any payments National makes, and Distribution Corporation shall further assume any ongoing obligations and receive any ongoing benefits.

               7. National and Distribution Corporation shall net the above payments to the extent practicable.

               8. If Distribution Corporation defaults on its obligations hereunder, National shall have such remedies respecting Distribution Corporation as National's counterparty would have respecting National, if National made a similar default vis-a-vis the counterparty, without necessity of demand, notice, presentment or protest. Likewise, Distribution Corporation shall have similar remedies against National, should National default.

               9. This Agreement shall become effective when approvals have been obtained from the regulatory commissions having jurisdiction over this Agreement. This Agreement shall be subject to additional terms and conditions as may be set forth in the application-declaration on Form U-1 in SEC File 70-8541 as amended, which was filed by National, Distribution Corporation, and certain other subsidiaries of National and in any subsequent application-declaration that may be filed in connection with the subject matter of this agreement, and in the order(s) that may be issued by the SEC in connection with either such application-declaration.

               10. This Agreement shall be binding upon the successors and assigns of the parties hereto. This Agreement shall be construed and enforced under and in accordance with the laws of the state of New York. This Agreement may be executed in counterparts, each one of which, when fully executed, shall be deemed to have the same dignity, force and effect as an original.

               IN WITNESS WHEREOF, the parties hereto have caused their authorized officers to execute this Agreement and to have their corporate seals affixed and attested the day and year first above written.


          ATTEST:                            NATIONAL FUEL GAS COMPANY




          _______________________             _____________________________
                Secretary                              President


          ATTEST:                            NATIONAL FUEL GAS DISTRIBUTION
                                                   CORPORATION



          _______________________             ______________________________
                 Secretary                             President